UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	July 3, 2019

Hercules Capital, Inc.

(Exact name of registrant as specified in its charter)

Maryland	814-00702	74-3113410
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

400 Hamilton Ave., Suite 310
Palo Alto, CA		94301
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (650) 289-3060

Not Applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, par value $0.001 per share	HTGC	New York Stock Exchange
5.25% Notes due 2025	HCXZ	New York Stock Exchange
6.25% Notes due 2033	HCXY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company        ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01. Entry into a Material Definitive Agreement

Union Bank Facility Amendment

On June 28, 2019, Hercules Funding IV LLC (“HF IV”), a special purpose wholly-owned subsidiary of Hercules Capital, Inc. (the “Company”), entered into the First Amendment (the “Union Bank Facility Amendment”) to the Loan and Security Agreement, dated as of February 20, 2019, with MUFG Union Bank, N.A., as the arranger and the administrative agent (in such capacity, the “MUFG Agent”), and the lenders party thereto from time to time (as amended from time to time, the “Union Bank Facility”).

The Union Bank Facility Amendment amends certain provisions of the Union Bank Facility to, among other things, (i) delete the financial covenant with respect to maintaining minimum portfolio funding liquidity, (ii) add a covenant prohibiting HF IV from acquiring or owning unfunded commitments to makers of certain notes receivable, and (iii) revise certain provisions thereof to further permit a third party special servicer to act as servicer after an event of default instead of the Company with respect to split-funded notes receivable owned by HF IV and an affiliate thereof (including Hercules Funding II LLC (“HF II”)).

Wells Fargo Facility Amendment

On July 2, 2019, HF II, a special purpose wholly-owned subsidiary of the Company, entered into the Eighth Amendment (the “Wells Fargo Facility Amendment”) to the Amended and Restated Loan and Security Agreement, dated as of June 29, 2015, with Wells Fargo Capital Finance, LLC (f/k/a Wells Fargo Foothill, LLC), as the arranger and the administrative agent (in such capacity, the “Wells Fargo Agent”), and the lenders party thereto from time to time (as amended from time to time, the “Wells Fargo Facility”).

The Wells Fargo Facility Amendment amends certain provisions of the Wells Fargo Facility to, among other things, revise certain provisions thereof to further permit a third party special servicer to act as servicer after an event of default instead of the Company with respect to split-funded notes receivable owned by HF II and an affiliate thereof (including HF IV).

Intercreditor Agreement

To further reflect and govern the ability of a third party servicer to service split-funded notes receivable under each of the Union Bank Facility Amendment and the Wells Fargo Facility Amendment, on July 2, 2019, the Company, HF II and HF IV entered into the Intercreditor Agreement (the “Intercreditor Agreement”) with the MUFG Agent, the Wells Fargo Agent, and U.S. Bank National Association (“U.S. Bank”), as special servicer, pursuant to which, among other things, U.S. Bank agreed to act, pursuant to the terms thereof, as such third party servicer.

The descriptions above of the Union Bank Facility Amendment, the Wells Fargo Facility Amendment and the Intercreditor Agreement are only summaries of the material provisions thereof and are qualified in its entirety by reference to the full text of the Union Bank Facility Amendment filed herewith as Exhibit 10.1, the Wells Fargo Facility Amendment filed herewith as Exhibit 10.2, and the Intercreditor Agreement filed herewith as Exhibit 10.3, each of which is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 of this Form 8-K is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

10.1

First Amendment to the Loan and Security Agreement, dated as of June 28, 2019, by and among Hercules Funding IV LLC, as borrower, MUFG Union Bank, N.A., as the arranger and administrative agent, and the lenders party thereto from time to time.

10.2

Eighth Amendment to Amended and Restated Loan and Security Agreement, dated as of July 2, 2019, by and among Hercules Funding II LLC, as borrower, Wells Fargo Capital Finance, LLC (f/k/a Wells Fargo Foothill, LLC), as the arranger and the administrative agent, and the lenders party thereto from time to time.

10.3

Intercreditor Agreement, dated as of July 2, 2019, by and among Wells Fargo Capital Finance, LLC, as arranger and administrative agent, MUFG Union Bank, N.A., as arranger and administrative agent, Hercules Funding II LLC, Hercules Funding IV LLC, Hercules Capital, Inc., and U.S. Bank National Association, as special servicer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERCULES CAPITAL, INC.
July 3, 2019

	By:	/s/ Melanie Grace
Melanie Grace
General Counsel